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    Aug. 21, 1998--Film Roman Inc. (Nasdaq:ROMN) Friday announced that it had adopted a stockholders' rights plan to protect the company and its stockholders from unsolicited attempts or inequitable offers to acquire the company.

    The rights plan has no immediate dilutive effect and does not diminish the ability of the company or its stockholders to accept an offer for the company approved by the board.

    To implement this stockholder rights plan, the company has declared a dividend distribution of one preferred share purchase right on each outstanding share of Film Roman common stock outstanding on Sept. 1, 1998. Each right will entitle stockholders to buy one one-hundredth of a share of the company's preferred stock at an exercise price of $ 12.

    The rights will become exercisable (with certain limited exceptions provided in the rights agreement) following the 10th day after: (a) a person or group announces acquisition of 15 percent or more of the company's common stock, (b) a person or group announces commencement of a tender offer the consummation of which would result in ownership by the person or group of 15 percent or more of the company's common stock, (c) the filing of a registration statement for any such exchange offer under the Securities Act of 1933, as amended, or (d) the company's board of continuing directors determines that a person is an "adverse person," as defined in the rights plan.

     The company will be entitled to redeem the rights at $ .001 per right at certain times as provided in the rights agreement. The rights will expire on Aug. 31, 2008.

     If a person acquires 15 percent or more of the company's common stock (with certain limited exceptions provided in the rights agreement) or is determined by a majority of the company's "continuing directors" to be an "adverse person," then all Rights holders except the buyer or adverse person will be entitled to acquire company common stock at a discount.

     The effect will be to discourage acquisitions of more than 15 percent of the company's common stock without negotiations with the board of directors.

     In addition, if the company sells more than 50 percent of its assets or earning power or is acquired in a merger or other business combination transaction in which it is not the surviving corporation, the acquiring person must assume the obligations under the rights, which will become exercisable


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                        Business Wire, August 21, 1998

upon the occurrence of certain events to acquire preferred stock of the acquiring person at the discounted price.

     Founded in 1984, Film Roman is one of the leading independent animation studios in the country. Currently, Film Roman produces such top animated hits as "The Simpsons" and "King of the Hill," and is in production on "The Mr. Potato Head Show," which is expected to debut in the fall of 1998 on the Fox Kids Network, and "Family Guy" for 20th Century Fox Television, which is tentatively scheduled to air on Fox next year.

      This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements relate to, among other things, the debut of "The Mr. Potato Head Show" on the Fox Kids Network in the fall of 1998 and the new series "Family Guy" for 20th Century Fox Television, which is tentatively scheduled to air on Fox next year. These forward-looking statements are based largely on Film Roman's current expectations and are subject to a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks that the episodes may not air in the number or time period contemplated, or at all, and other risks described in Film Roman's annual report on Form 10-K for the year ended Dec. 31, 1997, and other Securities and Exchange Commission reports and filings. Actual results could differ materially from these forward-looking statements.

CONTACT: Saltzman Communications
                     Michael Saltzman, 323/692-7887

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